Registration No. 333-______
  As filed with the Securities and Exchange Commission on December 21, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDERTHE SECURITIES ACT OF 1933

                            Wauwatosa Holdings, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Wisconsin                                      20-3598485
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                             11200 West Plank Court
                           Wauwatosa, Wisconsin 53226
                    (Address of Principal Executive Offices)



                               Donald J. Stephens
                      President and Chief Executive Officer
                             11200 West Plank Court
                           Wauwatosa, Wisconsin 53226
                    (Name and Address of Agent for Service)


              Wauwatosa Holdings, Inc. 2006 Equity Incentive Plan
                       (Full Title of the Plan)

                                   Copies to:


       David J. Stephens                              Eric Luse, Esquire
President and Chief Executive Officer                 Alan Schick, Esquire
      Wauwatosa Holdings, Inc.               Luse Gorman Pomerenk & Schick, P.C.
      11200 West Plank Court                5335 Wisconsin Ave., N.W., Suite 400
    Wauwatosa, Wisconsin 53226                      Washington, D.C.  20015
       (414) 761-1000                                    (202) 274-2000
(Name, Address and Telephone
 Number of Agent for Service)



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ?


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share                  426,942(2)          $18.035(4)             $7,699,899                 $824
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share                1,067,356(3)          $18.035(5)            $19,249,765               $2,060
--------------------------------------------------------------------------------------------------------------------
TOTALS                          1,494,298                                  $26,949,664               $2,884
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Wauwatosa Holdings, Inc. 2006 Equity Incentive Plan (the "Stock Incentive Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Wauwatosa Holdings, Inc. (the "Company") pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares of common stock reserved for issuance under the Stock Incentive Plan for any future grants of restricted stock.
(3) Represents the number of shares of common stock reserved for issuance under the Stock Incentive Plan for any future grants of stock options.
(4)  Determined  pursuant  to 17  C.F.R.  Section  230.457(h)(1)  and 17  C.F.R.
     Section 230.457(c).
(5)  Determined pursuant to 17 C.F.R. Section 230.457(h)(1).

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.
                                       2

PART I.

Items 1 and 2. Plan  Information  and Registrant  Information  and Employee Plan
               Annual Information

     The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Stock Incentive Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a) The Transition Report on Form 10-K of the Company for the transition period from July 1, 2005, to December 31, 2005 (Commission File No. 000-51507), filed with the Commission on March 27, 2006 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form S-1 filed with the Commission on June 10, 2005 (Commission File No. 333-125715).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     The Company is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Company is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Company. In all other cases, the Company is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Company, unless it is determined that he or she breached or failed to perform a duty owed to the Company and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Company's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of the Company against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Directors and officers of the Company are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

     Article VIII of the Company's bylaws sets forth circumstances under which directors, officers, employees and agents of the Company may be indemnified against liability which they incur in their capacities as such:

                          ARTICLE VIII. INDEMNIFICATION

     8.01 Indemnification for Successful Defense. Within twenty (20) days after receipt of a written request pursuant to Section 8.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

         8.02     Other Indemnification.

     (a) In cases not included under Section 8.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

          (1) A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

          (2) A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

          (3) A transaction from which the director or officer derived an improper personal profit.

          (4) Willful misconduct.

     (b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 8.05.

     (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

     8.03 Written Request. A director or officer who seeks indemnification under Sections 8.01 or 8.02 shall make a written request to the corporation.

     8.04 Nonduplication. The corporation shall not indemnify a director or officer under Sections 8.01 or 8.02 to the extent the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

     8.05 Determination of Right to Indemnification.

     (a) Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Section 8.02 shall select one of the following means for determining his or her right to indemnification:

          (1) By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

          (2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

          (3) By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

          (4) By an affirmative vote of shares represented at a meeting of shareholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

          (5) By a court under Section 8.08.

          (6) By any other method provided for in any additional right to indemnification permitted under Section 8.07.

     (b) In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under
Section 8.02 should not be allowed.

     (c) A written determination as to a director's or officer's indemnification under Section 8.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

     (d) If it is determined that indemnification is required under Section 8.02, the corporation shall pay all liabilities and expenses not prohibited by
Section 8.04 within ten (10) days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

     8.06 Advance of Expenses. Within ten (10) days after receipt of a written requested by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

     (a) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

     (b) A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section
8.05 that indemnification under Section 8.02 is not required and that indemnification is not ordered by a court under Section 8.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

     8.07 Nonexclusivity.

     (a) Except a provided in (b), Sections 8.01, 8.02 and 8.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

          (1) The Articles of Incorporation.

          (2) A written agreement between the director or officer and the corporation.

          (3) A resolution of the Board of Directors.

          (4) A resolution, after notice, adopted by a majority vote of all of the corporation's voting shares then issued and outstanding.

     (b) Regardless of the existence of an additional right under (a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under
Section 8.01(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.
                                       6

     (c) Sections 8.01 to 8.13 do not affect the corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances:

          (1) As a witness in a proceeding to which he or she is not a party.

          (2) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

     8.08 Court-Ordered Indemnification.

     (a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 8.05(a)(5) or for review by the court of an adverse determination under Section 8.05(a)(1), (2), (3), (4) or
(6). After receipt of an application, the court shall give any notice it considers necessary.

     (b) The court shall order indemnification if it determines any of the following:

          (1) That the director or officer is entitled to indemnification under Sections 8.01 or 8.02.

          (2) That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 8.02.

          (c) If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director's or officer's expenses incurred to obtain the court-ordered indemnification.

     8.09 Indemnification and Allowance of Expenses of Employees and Agents. The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

     8.10 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 8.01, 8.02, 8.06,
8.07 and 8.09.

     8.11 Securities Law Claims.

     (a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 8.01 to 8.10.

     (b) Sections 8.01 to 8.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

     8.12 Liberal Construction. In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 8.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

     8.13 Definitions  Applicable to this Article. For purposes of this Article:

     (a)  "Affiliate"  shall  include,  without  limitation,   any  corporation,
partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

     (b) "Corporation" means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

     (c) "Director or officer" means any of the following:

          (1) An individual who is or was a director or officer of this corporation.

          (2) An individual who, while a director or officer of this corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

          (3) An individual who, while a director or officer of this corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

          (4) Unless the context requires otherwise, the estate or personal representative of a director or officer.

          For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer partner, trustee, member of any governing or decision-making committee, employee or agent of an affiliate shall be so serving at the request of the corporation.

     (d) "Expenses" include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

     (e) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

     (f) "Party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

     (g) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

Regulation S-K                                                            Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         10       Wauwatosa Holdings, Inc. 2006 Equity
                  Incentive Plan                                                **

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of  KPMG LLP                                          Attached as Exhibit 23.2

         23.3     Consent of Ernst & Young LLP                                  Attached as Exhibit 23.3

         24       Power of Attorney                                             Contained on Signature Page

         99       Prospectus for Wauwatosa Holdings, Inc. 2006 Equity
                  Incentive Plan                                                Attached as Exhibit 99

-------------------
* Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Commission File No. 333-125715), originally filed by the Company under the Securities Act of 1933, with the Commission on June 10, 2005, and all amendments or reports filed for the purpose of updating such description.

** Incorporated by reference to Appendix A to the proxy statement for the Company's 2006 Annual Meeting of Shareholders (Commission File No. 000-51507), filed by the Company under the Securities Exchange Act of 1934, on March 27, 2006.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauwatosa, State of Wisconsin, on this 19th day of December, 2006.

                                             WAUWATOSA HOLDINGS, INC.


                                           By:/s/Donald J. Stephens
                                              ---------------------------------
                                              Donald J. Stephens, President and
                                              Chief Executive Officer
                                              (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Wauwatosa Holdings, Inc. (the "Company") hereby severally constitute and appoint Donald J. Stephens, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Donald J. Stephens may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the Wauwatosa Holdings, Inc. 2006 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Donald J. Stephens shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title                                       Date

/s/ Donald J. Stephens              President, Chief Executive Officer                  December 19, 2006
---------------------------         and Chairman of the Board
Donald J. Stephens                  (Principal Executive Officer)



/s/ Douglas S. Gordon               Chief Operating Officer and Director                December 19, 2006
---------------------------
Douglas S. Gordon



/s/ Richard C. Larson                Chief Financial Officer                            December 19, 2006
---------------------------         (Principal Financial and Accounting Officer)
Richard C. Larson



/s/ Barbara J. Coutley               Senior Vice President, Secretary                   December 19, 2006
---------------------------          and Director
Barbara J. Coutley



/s/ Thomas E. Dalum                  Director                                           December 19, 2006
---------------------------
Thomas E. Dalum



/s/Michael L. Hansen                 Director                                            December 19, 2006
---------------------------
Michael L. Hansen



/s/ Patrick S. Lawton               Director                                            December 19, 2006
---------------------------
Patrick S. Lawton



/s/ Stephen J. Schmidt              Director                                            December 19, 2006
---------------------------
Stephen J. Schmidt

                                  EXHIBIT INDEX


Exhibit Number             Description

4 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Commission File No. 333-125715), originally filed by the Company under the Securities Act of 1933 with the Commission on June 10, 2005, and all amendments or reports filed for the purpose of updating such description).

5    Opinion of Luse Gorman Pomerenk & Schick, P.C.

10 Wauwatosa Holdings, Inc. 2006 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Company's 2006 Annual Meeting of Shareholders (Commission File No. 000-51507), filed by the Company under the Securities Exchange Act of 1934, on March 27, 2006).

23.1 Consent of Luse Gorman Pomerenk & Schick, P.C.

23.2 Consent of KPMG LLP

23.3 Consent of Ernst & Young LLP

24 Power of Attorney (contained in the signature page to this Registration Statement).

99   Prospectus for Wauwatosa Holdings, Inc. 2006 Equity  Incentive Plan